UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2009
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events
As previously disclosed, on July 7, 2009, Lear Corporation (“Lear”) and certain of its United States and Canadian subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Court”) (Consolidated Case No. 09-14326). On August 14, 2009, the Debtors filed with the Court a proposed joint plan of reorganization (the “Plan”) and a disclosure statement (the “Disclosure Statement”) under Chapter 11. Copies of the Plan and the Disclosure Statement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.
Bankruptcy law does not permit solicitation of acceptance of a plan of reorganization until the bankruptcy court approves the disclosure statement relating to such plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan will become effective only if it receives the requisite approval of the Debtors’ creditors and the confirmation of the Court. There can be no assurance that the Disclosure Statement will be approved by the Court or that the Plan will be acceptable to the Debtors’ creditors or confirmed by the Court.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit
Number	Exhibit Description

99.1	Joint Plan of Reorganization, filed August 14, 2009

99.2	Disclosure Statement, filed August 14, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: August 17, 2009	By:	/s/ Matthew J. Simoncini
		Name:	Matthew J. Simoncini
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99.1	Joint Plan of Reorganization, filed August 14, 2009

99.2	Disclosure Statement, filed August 14, 2009